UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Fifth Avenue New York, New York 10017

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 771-0505

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

           On October 16, 2007, CIT Group Inc. entered into a forward equity commitment agreement with Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. Pursuant to the agreement, Morgan Stanley and Citigroup severally committed to purchase shares of common stock issued by CIT Group Inc. in an aggregate amount of up to $80 million, subject to the conditions set forth in the agreement. The commitment to purchase the shares of common stock terminates on September 30, 2008. The purchase price per share of common stock to be paid by Morgan Stanley and Citigroup will be equal to an amount from and including 95% to 100% of the lesser of (1) the volume weighted average price of the common stock during the final hour of trading on the New York Stock Exchange on the third trading day preceding the applicable purchase date and (2) the closing price of the common stock on the New York Stock Exchange on the third trading day preceding the applicable purchase date.

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

          This Current Report on Form 8-K includes as an exhibit a press release, dated October 17, 2007, reporting the financial results of CIT Group Inc. as of and for the quarter ended September 30, 2007. The press release is attached as Exhibit 99.1. This press release includes certain non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP measures is included as a table to the press release. The information furnished under this Item 2.02, including Exhibit 99.1 (except for the fourth paragraph, which is furnished under Item 7.01), shall be considered filed for purposes of the Securities Exchange Act of 1934, as amended.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

          This Current Report on Form 8-K includes as an exhibit a press release, dated October 16, 2007, reporting that the Board of Directors of CIT Group Inc. at a meeting held October 16, 2007 elected James S. McDonald a member of the Board of Directors and the Audit Committee, effective October 17, 2007. The press release is attached as Exhibit 99.2.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

          The fourth paragraph of the press release, dated October 17, 2007, attached as Exhibit 99.1 to this Current Report on Form 8-K, which contains a quote by Jeffery M. Peek, Chairman and Chief Executive Officer of CIT Group Inc., is furnished pursuant to this Item 7.01.

Section 8 – Other Events

Item 8.01. Other Events.

Dividend Release

          This Current Report on Form 8-K includes as an exhibit a press release, dated October 16, 2007, reporting that the Board of Directors of CIT Group Inc. declared (a) a cash dividend in the amount of $.25 per share for the quarter ended September 30, 2007 on the Company’s common stock, payable on November 30, 2007 to shareholders of record on November 15, 2007, (b) a cash dividend in the amount of $0.3968750 per share on the Company’s Series A preferred stock in the aggregate amount of $5,556,250.00 for the quarter ended September 30, 2007, payable on December 17, 2007 to holders of record on November 30, 2007, and (c) a cash dividend in the amount of $1.2972500 per share on the Company’s Series B preferred stock in the aggregate amount of $1,945,875.00 for the quarter ended September 30, 2007, payable on December 17, 2007 to holders of record on November 30, 2007. The press release is attached as Exhibit 99.3.

SEC Comment Letters

          As a result of the SEC staff’s periodic review of Exchange Act filings, we recently received comments from the staff with respect to our 2006 Form 10-K, our June 30, 2007 Form 10-Q and our definitive proxy statement filed with the SEC on April 4, 2007. Certain of the comments were related to disclosure in our June 30, 2007 Form 10-Q regarding our home lending business, which we believe to be part of the SEC’s focus on current developments in the home lending industry. The staff comments solicited supplemental information and requested that we address certain matters in future filings with the SEC, as applicable. We have submitted our initial responses to the comments regarding our Form 10-K and Form 10-Q. While we believe that our disclosures in our SEC filings are in accordance with applicable SEC regulations and generally accepted accounting principles, the ultimate resolution of the staff’s comments may require modifications to those disclosures.

Trigger on Junior Subordinated Debt and Preferred Stock

           CIT Group Inc. has certain preferred stock and junior subordinated notes outstanding. The terms of those securities restrict us from declaring dividends or paying interest on the securities, as applicable, if, among other things, our average four quarters fixed charge ratio is less than 1.10. In addition, if we do not pay dividends or interest on such securities, we are also prohibited from paying dividends on our common stock. Our preferred stock and junior subordinated notes, however, provide that we may pay dividends and interest on those securities with any net proceeds that we have received from the sale of common stock during specified time periods prior to the declaration of the dividend or the payment of interest. As a result of the valuation allowances taken in the quarters ended June 30, 2007 and September 30, 2007 to mark our home lending portfolio to fair value, our average four quarters fixed charge ratio is below 1.10. On October 16, 2007, we issued approximately $8.0 million of common stock to Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. in order to satisfy the conditions necessary to permit the declaration and payment of preferred stock dividends payable December 17, 2007.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by CIT Group Inc. on October 17, 2007.
99.2	Press release issued by CIT Group Inc. on October 16, 2007.
99.3	Press release issued by CIT Group Inc. on October 16, 2007.

          This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By:	/s/ William J. Taylor

William J. Taylor Executive Vice President, Controller & Principal Accounting Officer

Dated: October 17, 2007